SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2008

Secured Diversified Investments, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-30653	80-0068489
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12202 North Scottsdale Road, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 851-1069

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 17, 2008, our board of directors appointed Mr. Munjit Johal to serve as a member of the board of directors and shall serve until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws. Also on January 17, 2008, our board of directors appointed Mr. Munjit Johal to act as our President and Chief Executive Officer.

Mr. Johal’s biographical information is contained in our annual report on 10-QSK for the fiscal year ended December 31, 2006.

There are no family relationships between Mr. Johal and any of our directors or executive officers.

Except as follows, Mr. Johal has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. We extended an employment agreement to Mr. Johal to serve as our President and Chief Executive Officer with a salary of $3,000 and 5,000 shares of our common stock per month. We also owe Mr. Johal certain monies under a prior employment agreement and certain reimbursements.

Effective January 17, 2008, Ms. Jan Wallace resigned from all positions as officer of our company. Ms. Wallace is still a member of our board of directors.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated January 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Secured Diversified Investment, Ltd.

/s/ Munjit Johal
Munjit Johal
President, CEO and Director

Date: January 17, 2008